FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

New and Used Automotive Units Delivered Increase 5% to Over 125,000

Quarterly Revenue Increases 6% to $8.5 Billion

Income Before Taxes of $354 Million; Net Income of $260 Million; Earnings Per Share of $3.96

Adjusted Income Before Taxes of $323 Million; Adjusted Net Income of $238 Million; Adjusted Earnings Per Share of $3.62

BLOOMFIELD HILLS, MI, July 29, 2026 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced financial results for the second quarter of 2026. For the quarter, revenue increased 6% to $8.5 billion when compared to $8.0 billion for the same period in 2025. Net income attributable to common stockholders was $260.4 million compared to $266.6 million for the same period in 2025, and related earnings per share was $3.96 compared to $4.03 for the same period in 2025. These GAAP results include a gain on the sale of dealerships, as well as the full quarterly results of Penske Motor Group in both periods, which are required by GAAP for common control transactions (see Non-GAAP reconciliations below). Excluding the gain on the sale of dealerships, as reconciled in the attached schedules, adjusted income before taxes was $323.3 million, adjusted net income was $237.7 million, and adjusted earnings per share was $3.62. Foreign currency exchange positively impacted revenue by $47.2 million, net income attributable to common stockholders by $1.7 million, and earnings per share by $0.02.
Commenting on the Company's results, Chair Roger Penske said, "In the second quarter of 2026, our diversified business delivered over 125,000 retail automotive units and more than 5,400 commercial truck units. Retail automotive same-store revenue increased 6%. Retail automotive new and used vehicle gross profit per unit remained strong and consistent when compared to the first quarter of 2026, and service and parts gross margin increased by 80 basis points. Additionally, I am encouraged with the trends we are experiencing across the commercial truck market from an improved freight environment, driving strong orders of Class 8 trucks."
For the six months ended June 30, 2026, revenue was $16.4 billion compared to $16.0 billion for the same period in 2025. Net income attributable to common stockholders was $494.9 million compared to $524.3 million for the same period in 2025, and related earnings per share was $7.52 compared to $7.89 for the same period in 2025. These GAAP results include a gain on the sale of dealerships, certain disposals and other charges, as well as the full results of Penske Motor Group in both periods, which are required by GAAP for common control transactions (see Non-GAAP reconciliations below). Excluding the gain on the sale of dealerships and certain disposals and other charges, as reconciled in the attached schedules, adjusted income before taxes was $599.6 million, adjusted net income was $438.3 million, and adjusted earnings per share was $6.66. Foreign currency exchange positively impacted revenue by $274.8 million, net income attributable to common stockholders by $5.1 million, and earnings per share by $0.07.

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Retail Automotive Dealerships
For the three months ended June 30, 2026, total new units delivered increased 5% and used units delivered increased 4%. The increase in new units is attributed to resilient consumer demand, coupled with improved new vehicle availability from certain manufacturers. Total retail automotive revenue increased 6% to $7.3 billion and increased 6% on a same-store basis. On a sequential basis when compared to the first quarter of 2026, new vehicle gross profit per unit decreased $1 and used vehicle gross profit per unit increased $19. When compared to the prior year period, same-store retail automotive service and parts revenue increased 2%, gross profit increased 3%, and gross margin improved 80 basis points to 59.5%.
For the six months ended June 30, 2026, total new units delivered remained flat and used units delivered increased 2%. Total retail automotive revenue increased 3% to $14.3 billion and increased 3% on a same-store basis. When compared to the prior year period, same-store retail automotive service and parts revenue increased 3%, gross profit increased 5%, and gross margin improved 60 basis points to 59.2%.
Retail Commercial Truck Dealerships
For the three months ended June 30, 2026, the Company’s retail commercial truck dealerships retailed 5,431 new and used units and generated $927.8 million in revenue and $47.2 million in income before taxes. This compares to 5,339 new and used units, $943.6 million of revenue, and $54.2 million in income before taxes during the same period in the prior year as lower order intake related to the weak freight environment in the third and fourth quarters of 2025 impacted truck deliveries during the second quarter of 2026. The Class 8 market order activity began to increase in late 2025 as the freight recession started to show signs of improvement. For the six months ended June 30, 2026, North American Class 8 commercial truck orders increased 118% when compared to the same period in the prior year according to industry sources. In addition, our retail commercial truck dealership operations experienced a 5% increase in service and parts revenue during the quarter. For the six months ended June 30, 2026, the Company’s retail commercial truck dealerships retailed 9,014 new and used units and generated $1.6 billion in revenue and $83.5 million in income before taxes. This compares to 10,053 new and used units, $1.8 billion in revenue, and $99.3 million in income before taxes during the same period in the prior year.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 379,200 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and six months ended June 30, 2026, PTS' results reflect the improved freight environment, and the Company recorded a 7% increase in earnings to $57.4 million and a 14% increase in earnings to $98.5 million, respectively, driven by growth in full-service leasing, improved fleet utilization, lower operating expenses, and lower interest costs, partially offset by continued challenges in the rental market and by a lower gain on the sale of used trucks.
Corporate Development, Capital Allocation, Liquidity, and Leverage
The Company's strong balance sheet, cash flow generation, and best-in-class leverage continue to support our flexible capital allocation approach. In February 2026, the Company announced that it completed the acquisition of Lexus of Orlando and Lexus of Winter Park, both located in the Orlando metropolitan area of Central Florida. The acquisition is expected to add $450 million in estimated annualized revenue. Coupled with the acquisitions in November 2025, the Company has acquired

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two Toyota and four Lexus dealerships in the last nine months, which are expected to generate approximately $2 billion in estimated annualized revenue.
During the six months ended June 30, 2026, the Company repurchased 265,104 shares of common stock for approximately $42.5 million. As of June 30, 2026, $221.2 million remained outstanding and available for repurchases under our securities repurchase program. As of June 30, 2026, the Company had approximately $1.4 billion in liquidity, including $70 million in cash and $1.3 billion of availability under its U.S. and international credit agreements and revolving mortgage facilities. The Company’s leverage ratio at June 30, 2026 was 1.7x. During July 2026, the Board of Directors approved an increase in the quarterly dividend of 1.4%, or $0.02 per share, to $1.44 per share, representing a forward dividend yield of 2.7%. The increase represents the Company’s 23rd consecutive quarterly increase. On a trailing twelve month basis, the dividend payout ratio is 41%. The dividend is payable September 1, 2026, to shareholders of record as of August 14, 2026.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the second quarter of 2026 on Wednesday, July 29, 2026, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (833) 461-5787 [International, please dial (585) 542-9983] using access code 895612473. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2026 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc. (NYSE: PAG), headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,600 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 40,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 379,200 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted revenue, adjusted gross profit, adjusted net income, adjusted earnings per share, adjusted income before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, adjusted selling, general, and administrative expenses, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted financial measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not

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substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance, expectations, acquisition activity, future plans, and future revenues. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political, and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions ("PTS") and Premier Truck Group, and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates, foreign currency exchange rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, tariffs and non-tariff trade barriers, any shortages of vehicle components, international conflicts, challenges in sourcing labor, labor strikes, work stoppages, or other disruptions; the control our manufacturer partners can exert over our operations and our reliance on them for various aspects of our business; risks to our reputation and those of our manufacturer partners; changes in the retail model from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of our information technology systems and those of our third-party providers, which systems are increasingly threatened by ransomware and other cyber-attacks; the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; the impact of tariffs targeting imported vehicles and parts, as well as changes or increases in tariffs, trade restrictions, trade disputes, or non-tariff trade barriers; the rate of inflation, including its impact on vehicle affordability; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes, or work stoppages by its employees, a reduction in PTS' asset utilization rates, the cost of acquiring and the continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various regulations concerning its vehicle fleet, changes in the values of used trucks, which affect PTS' profitability on truck sales, and regulatory risks and related compliance costs; our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicle sales, including those related to the sales process, emissions standards, or electrification; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; risks and uncertainties relating to an unsolicited, preliminary and non-binding take private proposal received from Penske Corporation and Mitsui & Co., Ltd. and their affiliates to acquire all of the shares of the Company not already owned by them, including the possibility that any such transaction may not be pursued, approved, or consummated on the proposed terms, within any anticipated timeline, or at all; the outcome of legal and administrative matters and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risks and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2025, its Form 10-Q for the quarterly period ended March 31, 2026, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

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Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Revenue	$8,512.7	$8,032.5	6.0%	$16,376.3	$15,986.3	2.4%
Cost of Sales	7,155.7	6,680.3	7.1%	13,719.9	13,312.7	3.1%
Gross Profit	$1,357.0	$1,352.2	0.4%	$2,656.4	$2,673.6	(0.6)%
SG&A Expenses	974.0	943.8	3.2%	1,939.6	1,895.2	2.3%
Depreciation	45.4	43.1	5.3%	90.2	83.7	7.8%
Operating Income	$337.6	$365.3	(7.6)%	$626.6	$694.7	(9.8)%
Floor Plan Interest Expense	(38.5)	(43.8)	(12.1)%	(76.6)	(85.8)	(10.7)%
Other Interest Expense	(33.1)	(21.6)	53.2%	(61.5)	(44.1)	39.5%
Gain on Sale of Dealerships	30.5	—	nm	90.9	52.3	73.8%
Equity in Earnings of Affiliates	57.3	53.6	6.9%	98.1	86.9	12.9%
Income Before Income Taxes	$353.8	$353.5	0.1%	$677.5	$704.0	(3.8)%
Income Taxes	(92.6)	(86.0)	7.7%	(181.4)	(178.1)	1.9%
Net Income	$261.2	$267.5	(2.4)%	$496.1	$525.9	(5.7)%
Less: Income Attributable to Non-Controlling Interests	0.8	0.9	(11.1)%	1.2	1.6	(25.0)%
Net Income Attributable to Common Stockholders	$260.4	$266.6	(2.3)%	$494.9	$524.3	(5.6)%

Amounts Attributable to Common Stockholders:
Net Income	$261.2	$267.5	(2.4)%	$496.1	$525.9	(5.7)%
Less: Income Attributable to Non-Controlling Interests	0.8	0.9	(11.1)%	1.2	1.6	(25.0)%
Net Income Attributable to Common Stockholders	$260.4	$266.6	(2.3)%	$494.9	$524.3	(5.6)%
Earnings Per Share	$3.96	$4.03	(1.7)%	$7.52	$7.89	(4.7)%
Weighted Average Shares Outstanding	65.7	66.2	(0.8)%	65.8	66.5	(1.1)%
nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets:
Cash and Cash Equivalents	$69.5	$64.7
Accounts Receivable, Net	1,061.9	1,070.3
Inventories	5,109.7	4,814.7
Other Current Assets	269.9	242.9
Total Current Assets	6,511.0	6,192.6
Property and Equipment, Net	3,289.8	3,224.6
Operating Lease Right-of-Use Assets	2,493.2	2,543.8
Intangibles	4,107.9	3,599.9
Other Long-Term Assets	2,083.4	2,036.8
Total Assets	$18,485.3	$17,597.7

Liabilities and Equity:
Floor Plan Notes Payable	$2,700.7	$2,532.8
Floor Plan Notes Payable – Non-Trade	1,664.4	1,561.5
Accounts Payable	915.2	899.8
Accrued Expenses and Other Current Liabilities	1,017.3	930.0
Current Portion Long-Term Debt	377.3	355.0
Total Current Liabilities	6,674.9	6,279.1
Long-Term Debt	2,118.7	1,810.5
Long-Term Operating Lease Liabilities	2,389.8	2,461.5
Other Long-Term Liabilities	1,468.5	1,465.7
Total Liabilities	12,651.9	12,016.8
Equity	5,833.4	5,580.9
Total Liabilities and Equity	$18,485.3	$17,597.7

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Geographic Revenue Mix:
North America	62.2%	63.6%	60.3%	62.4%
U.K.	26.1%	26.0%	27.9%	27.6%
Other International	11.7%	10.4%	11.8%	10.0%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$7,301.0	$6,887.7	$14,268.1	$13,806.3
Retail Commercial Truck	927.8	943.6	1,622.4	1,767.3
Commercial Vehicle Distribution and Other	283.9	201.2	485.8	412.7
Total	$8,512.7	$8,032.5	$16,376.3	$15,986.3

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,156.5	$1,164.4	$2,281.5	$2,300.6
Retail Commercial Truck	142.8	143.6	271.0	284.6
Commercial Vehicle Distribution and Other	57.7	44.2	103.9	88.4
Total	$1,357.0	$1,352.2	$2,656.4	$2,673.6

Gross Margin:
Retail Automotive	15.8%	16.9%	16.0%	16.7%
Retail Commercial Truck	15.4%	15.2%	16.7%	16.1%
Commercial Vehicle Distribution and Other	20.3%	22.0%	21.4%	21.4%
Total	15.9%	16.8%	16.2%	16.7%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating Items as a Percentage of Revenue:
Gross Profit	15.9%	16.8%	16.2%	16.7%
Selling, General, and Administrative Expenses	11.4%	11.7%	11.8%	11.9%
Operating Income	4.0%	4.5%	3.8%	4.3%
Income Before Income Taxes	4.2%	4.4%	4.1%	4.4%

Operating Items as a Percentage of Total Gross Profit:
Selling, General, and Administrative Expenses	71.8%	69.8%	73.0%	70.9%
Adjusted Selling, General, and Administrative Expenses(1)	71.8%	69.9%	72.5%	70.0%
Operating Income	24.9%	27.0%	23.6%	26.0%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in Millions)	2026	2025	2026	2025

EBITDA(1)	$432.3	$418.2	$829.2	$831.8
Adjusted EBITDA(1)	$401.8	$400.6	$751.3	$773.0
Floor Plan Credits	$17.7	$16.3	$32.8	$32.1
Property Rent Expense	$71.1	$70.3	$144.0	$139.9
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Retail Automotive Units:
New Retail	55,136	52,985	4.1%	105,172	108,509	(3.1)%
New Agency	11,195	10,079	11.1%	24,206	20,765	16.6%
Total New Delivered	66,331	63,064	5.2%	129,378	129,274	0.1%
Used Retail	59,070	56,802	4.0%	119,196	117,289	1.6%
Total New and Used Delivered	125,401	119,866	4.6%	248,574	246,563	0.8%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$3,375.4	$3,188.1	5.9%	$6,456.1	$6,436.1	0.3%
Used Vehicles	2,471.9	2,259.4	9.4%	4,901.3	4,523.5	8.4%
Finance and Insurance, Net	211.0	208.2	1.3%	413.3	413.6	(0.1)%
Service and Parts	867.1	853.4	1.6%	1,731.0	1,679.0	3.1%
Fleet and Wholesale	375.6	378.6	(0.8)%	766.4	754.1	1.6%
Total Revenue	$7,301.0	$6,887.7	6.0%	$14,268.1	$13,806.3	3.3%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$290.1	$306.4	(5.3)%	$560.4	$608.9	(8.0)%
Used Vehicles	123.8	130.6	(5.2)%	248.6	258.7	(3.9)%
Finance and Insurance, Net	211.0	208.2	1.3%	413.3	413.6	(0.1)%
Service and Parts	517.0	501.4	3.1%	1,026.7	983.8	4.4%
Fleet and Wholesale	14.6	17.8	(18.0)%	32.5	35.6	(8.7)%
Total Gross Profit	$1,156.5	$1,164.4	(0.7)%	$2,281.5	$2,300.6	(0.8)%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,701	$59,691	1.7%	$60,798	$58,836	3.3%
Used Vehicles	41,847	39,776	5.2%	41,120	38,567	6.6%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,782	$5,337	(10.4)%	$4,782	$5,172	(7.5)%
New Agency	2,772	2,701	2.6%	2,790	2,659	4.9%
Used Vehicles	2,095	2,298	(8.8)%	2,085	2,206	(5.5)%
Finance and Insurance (excluding agency)	1,807	1,863	(3.0)%	1,797	1,798	(0.1)%

Retail Automotive Gross Margin:
New Vehicles	8.6%	9.6%	(100)bps	8.7%	9.5%	(80)bps
Used Vehicles	5.0%	5.8%	(80)bps	5.1%	5.7%	(60)bps
Service and Parts	59.6%	58.8%	+80bps	59.3%	58.6%	+70bps
Fleet and Wholesale	3.9%	4.7%	(80)bps	4.2%	4.7%	(50)bps
Total Gross Margin	15.8%	16.9%	(110)bps	16.0%	16.7%	(70)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	46.2%	46.3%	(10)bps	45.2%	46.6%	(140)bps
Used Vehicles	33.9%	32.8%	+110bps	34.4%	32.8%	+160bps
Finance and Insurance, Net	2.9%	3.0%	(10)bps	2.9%	3.0%	(10)bps
Service and Parts	11.9%	12.4%	(50)bps	12.1%	12.2%	(10)bps
Fleet and Wholesale	5.1%	5.5%	(40)bps	5.4%	5.4%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	25.1%	26.3%	(120)bps	24.6%	26.5%	(190)bps
Used Vehicles	10.7%	11.2%	(50)bps	10.9%	11.2%	(30)bps
Finance and Insurance, Net	18.2%	17.9%	+30bps	18.1%	18.0%	+10bps
Service and Parts	44.7%	43.1%	+160bps	45.0%	42.8%	+220bps
Fleet and Wholesale	1.3%	1.5%	(20)bps	1.4%	1.5%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Retail Automotive Same-Store Units:
New Retail	53,774	51,847	3.7%	102,305	105,889	(3.4)%
New Agency	11,195	10,079	11.1%	24,206	20,765	16.6%
Total New Delivered	64,969	61,926	4.9%	126,511	126,654	(0.1)%
Used Retail	57,802	55,034	5.0%	116,007	112,858	2.8%
Total New and Used Delivered	122,771	116,960	5.0%	242,518	239,512	1.3%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$3,281.9	$3,126.4	5.0%	$6,269.3	$6,299.4	(0.5)%
Used Vehicles	2,422.6	2,204.3	9.9%	4,792.5	4,392.7	9.1%
Finance and Insurance, Net	207.1	203.9	1.6%	404.7	403.4	0.3%
Service and Parts	852.1	835.7	2.0%	1,693.4	1,639.7	3.3%
Fleet and Wholesale	356.2	367.0	(2.9)%	730.0	728.9	0.2%
Total Revenue	$7,119.9	$6,737.3	5.7%	$13,889.9	$13,464.1	3.2%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$280.6	$301.4	(6.9)%	$542.1	$598.2	(9.4)%
Used Vehicles	120.7	127.5	(5.3)%	242.4	252.3	(3.9)%
Finance and Insurance, Net	207.1	203.9	1.6%	404.7	403.4	0.3%
Service and Parts	507.3	490.8	3.4%	1,003.3	960.4	4.5%
Fleet and Wholesale	14.6	17.8	(18.0)%	32.5	35.7	(9.0)%
Total Gross Profit	$1,130.3	$1,141.4	(1.0)%	$2,225.0	$2,250.0	(1.1)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,500	$59,810	1.2%	$60,676	$59,001	2.8%
Used Vehicles	41,912	40,054	4.6%	41,312	38,922	6.1%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,726	$5,358	(11.8)%	$4,737	$5,199	(8.9)%
New Agency	2,772	2,558	8.4%	2,790	2,467	13.1%
Used Vehicles	2,088	2,317	(9.9)%	2,090	2,236	(6.5)%
Finance and Insurance (excluding agency)	1,815	1,887	(3.8)%	1,808	1,828	(1.1)%

Retail Automotive Same-Store Gross Margin:
New Vehicles	8.5%	9.6%	(110)bps	8.6%	9.5%	(90)bps
Used Vehicles	5.0%	5.8%	(80)bps	5.1%	5.7%	(60)bps
Service and Parts	59.5%	58.7%	+80bps	59.2%	58.6%	+60bps
Fleet and Wholesale	4.1%	4.9%	(80)bps	4.5%	4.9%	(40)bps
Total Gross Margin	15.9%	16.9%	(100)bps	16.0%	16.7%	(70)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	46.1%	46.4%	(30)bps	45.1%	46.8%	(170)bps
Used Vehicles	34.0%	32.7%	+130bps	34.5%	32.6%	+190bps
Finance and Insurance, Net	2.9%	3.0%	(10)bps	2.9%	3.0%	(10)bps
Service and Parts	12.0%	12.4%	(40)bps	12.2%	12.2%	—bps
Fleet and Wholesale	5.0%	5.5%	(50)bps	5.3%	5.4%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	24.8%	26.4%	(160)bps	24.4%	26.6%	(220)bps
Used Vehicles	10.7%	11.2%	(50)bps	10.9%	11.2%	(30)bps
Finance and Insurance, Net	18.3%	17.9%	+40bps	18.2%	17.9%	+30bps
Service and Parts	44.9%	43.0%	+190bps	45.1%	42.7%	+240bps
Fleet and Wholesale	1.3%	1.5%	(20)bps	1.4%	1.6%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Retail Commercial Truck Units:
New Retail	4,276	4,638	(7.8)%	7,062	8,377	(15.7)%
Used Retail	1,155	701	64.8%	1,952	1,676	16.5%
Total	5,431	5,339	1.7%	9,014	10,053	(10.3)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$594.3	$655.6	(9.4)%	$995.5	$1,182.8	(15.8)%
Used Vehicles	86.6	52.7	64.3%	138.8	116.5	19.1%
Finance and Insurance, Net	4.5	4.0	12.5%	8.0	8.5	(5.9)%
Service and Parts	237.7	226.7	4.9%	469.9	448.7	4.7%
Wholesale and Other	4.7	4.6	2.2%	10.2	10.8	(5.6)%
Total Revenue	$927.8	$943.6	(1.7)%	$1,622.4	$1,767.3	(8.2)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$30.3	$36.6	(17.2)%	$53.4	$70.1	(23.8)%
Used Vehicles	10.3	4.9	110.2%	15.8	12.2	29.5%
Finance and Insurance, Net	4.5	4.0	12.5%	8.0	8.5	(5.9)%
Service and Parts	94.5	94.9	(0.4)%	187.8	187.5	0.2%
Wholesale and Other	3.2	3.2	—%	6.0	6.3	(4.8)%
Total Gross Profit	$142.8	$143.6	(0.6)%	$271.0	$284.6	(4.8)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$138,979	$141,345	(1.7)%	$140,967	$141,186	(0.2)%
Used Vehicles	74,991	75,223	(0.3)%	71,114	69,548	2.3%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$7,083	$7,889	(10.2)%	$7,568	$8,367	(9.5)%
Used Vehicles	8,923	7,037	26.8%	8,092	7,278	11.2%
Finance and Insurance	833	741	12.4%	887	839	5.7%

Retail Commercial Truck Gross Margin:
New Vehicles	5.1%	5.6%	(50)bps	5.4%	5.9%	(50)bps
Used Vehicles	11.9%	9.3%	+260bps	11.4%	10.5%	+90bps
Service and Parts	39.8%	41.9%	(210)bps	40.0%	41.8%	(180)bps
Wholesale and Other	68.1%	69.6%	(150)bps	58.8%	58.3%	+50bps
Total Gross Margin	15.4%	15.2%	+20bps	16.7%	16.1%	+60bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	64.1%	69.5%	(540)bps	61.4%	66.9%	(550)bps
Used Vehicles	9.3%	5.6%	+370bps	8.6%	6.6%	+200bps
Finance and Insurance, Net	0.5%	0.4%	+10bps	0.5%	0.5%	—bps
Service and Parts	25.6%	24.0%	+160bps	29.0%	25.4%	+360bps
Wholesale and Other	0.5%	0.5%	—bps	0.5%	0.6%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	21.2%	25.5%	(430)bps	19.7%	24.6%	(490)bps
Used Vehicles	7.2%	3.4%	+380bps	5.8%	4.3%	+150bps
Finance and Insurance, Net	3.2%	2.8%	+40bps	3.0%	3.0%	—bps
Service and Parts	66.2%	66.1%	+10bps	69.3%	65.9%	+340bps
Wholesale and Other	2.2%	2.2%	—bps	2.2%	2.2%	—bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,276	4,638	(7.8)%	7,062	8,377	(15.7)%
Used Retail	1,155	701	64.8%	1,952	1,676	16.5%
Total	5,431	5,339	1.7%	9,014	10,053	(10.3)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$594.3	$655.6	(9.4)%	$995.5	$1,182.8	(15.8)%
Used Vehicles	86.6	52.7	64.3%	138.8	116.5	19.1%
Finance and Insurance, Net	4.5	4.0	12.5%	8.0	8.4	(4.8)%
Service and Parts	235.5	226.0	4.2%	465.7	447.2	4.1%
Wholesale and Other	4.6	4.6	—%	10.2	10.9	(6.4)%
Total Revenue	$925.5	$942.9	(1.8)%	$1,618.2	$1,765.8	(8.4)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$30.3	$36.6	(17.2)%	$53.4	$70.1	(23.8)%
Used Vehicles	10.3	4.9	110.2%	15.8	12.2	29.5%
Finance and Insurance, Net	4.5	4.0	12.5%	8.0	8.4	(4.8)%
Service and Parts	93.4	94.5	(1.2)%	185.5	186.8	(0.7)%
Wholesale and Other	2.9	2.9	—%	5.6	6.0	(6.7)%
Total Gross Profit	$141.4	$142.9	(1.0)%	$268.3	$283.5	(5.4)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$138,979	$141,345	(1.7)%	$140,967	$141,186	(0.2)%
Used Vehicles	74,991	75,223	(0.3)%	71,114	69,548	2.3%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$7,083	$7,889	(10.2)%	$7,568	$8,367	(9.5)%
Used Vehicles	8,923	7,037	26.8%	8,092	7,278	11.2%
Finance and Insurance	833	742	12.3%	887	839	5.7%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.1%	5.6%	(50)bps	5.4%	5.9%	(50)bps
Used Vehicles	11.9%	9.3%	+260bps	11.4%	10.5%	+90bps
Service and Parts	39.7%	41.8%	(210)bps	39.8%	41.8%	(200)bps
Wholesale and Other	63.0%	63.0%	—bps	54.9%	55.0%	(10)bps
Total Gross Margin	15.3%	15.2%	+10bps	16.6%	16.1%	+50bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	64.2%	69.5%	(530)bps	61.5%	67.0%	(550)bps
Used Vehicles	9.4%	5.6%	+380bps	8.6%	6.6%	+200bps
Finance and Insurance, Net	0.5%	0.4%	+10bps	0.5%	0.5%	—bps
Service and Parts	25.4%	24.0%	+140bps	28.8%	25.3%	+350bps
Wholesale and Other	0.5%	0.5%	—bps	0.6%	0.6%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	21.4%	25.6%	(420)bps	19.9%	24.7%	(480)bps
Used Vehicles	7.3%	3.4%	+390bps	5.9%	4.3%	+160bps
Finance and Insurance, Net	3.2%	2.8%	+40bps	3.0%	3.0%	—bps
Service and Parts	66.1%	66.1%	—bps	69.1%	65.9%	+320bps
Wholesale and Other	2.0%	2.1%	(10)bps	2.1%	2.1%	—bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	24%	25%	24%	26%
Porsche	10%	10%	10%	9%
Audi	8%	9%	9%	9%
Mercedes-Benz	8%	8%	8%	8%
Land Rover / Jaguar	7%	7%	7%	7%
Lexus	6%	5%	6%	5%
Ferrari / Maserati	4%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	1%	2%	2%	2%
Total Premium	70%	71%	71%	71%
Volume Non-U.S.:
Toyota	13%	13%	13%	13%
Honda	5%	5%	5%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	2%	1%	2%
Others	3%	1%	2%	1%
Total Volume Non-U.S.	24%	23%	23%	23%
U.S.:
General Motors / Stellantis / Ford	2%	3%	2%	2%
Used Vehicle Dealerships	4%	3%	4%	4%
Total	100%	100%	100%	100%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Cash Flow and Other Highlights:	2026		2025		2026		2025
($ Amounts in Millions)
Capital expenditures	$	72.3	$	72.9	$	134.9	$	157.6
Cash paid for acquisitions, including $115 million for property and floor plan	$	—	$	—	$	669.7	$	—
Proceeds from sale of dealerships	$	73.7	$	1.4	$	150.7	$	79.2
Dividends	$	93.6	$	83.6	$	186.2	$	165.4
Stock repurchases:
Aggregate purchase price	$	16.1	$	93.3	$	42.5	$	133.3
Shares repurchased		94,711		630,044		265,104		885,272

Balance Sheet and Other Highlights:	June 30, 2026	December 31, 2025
(Amounts in Millions)
Cash and Cash Equivalents	$69.5	$64.7
Inventories	$5,109.7	$4,814.7
Total Floor Plan Notes Payable	$4,365.1	$4,094.3
Total Long-Term Debt	$2,496.0	$2,165.5
Equity	$5,833.4	$5,580.9

Debt to Total Capitalization Ratio	30.0%	28.0%
Leverage Ratio (1)	1.7x	1.5x
New vehicle days' supply	51 days	49 days
Used vehicle days' supply	44 days	49 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and adjusted EBITDA for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended
	June 30,		2026 vs. 2025
(Amounts in Millions)	2026	2025	Change	% Change

Net Income	$261.2	$267.5	$(6.3)	(2.4)%
Add: Depreciation	45.4	43.1	2.3	5.3%
Other Interest Expense	33.1	21.6	11.5	53.2%
Income Taxes	92.6	86.0	6.6	7.7%
EBITDA	$432.3	$418.2	$14.1	3.4%
Less: Gain on Sale of Dealerships	(30.5)	—	(30.5)	nm
Add: Disposals and Other Charges	—	—	—	nm
Less: Common Control	—	(17.6)	17.6	nm
Adjusted EBITDA	$401.8	$400.6	$1.2	0.3%

	Six Months Ended
	June 30,		2026 vs. 2025
(Amounts in Millions)	2026	2025	Change	% Change

Net Income	$496.1	$525.9	$(29.8)	(5.7)%
Add: Depreciation	90.2	83.7	6.5	7.8%
Other Interest Expense	61.5	44.1	17.4	39.5%
Income Taxes	181.4	178.1	3.3	1.9%
EBITDA	$829.2	$831.8	$(2.6)	(0.3)%
Less: Gain on Sale of Dealerships	(90.9)	(52.3)	(38.6)	73.8%
Add: Disposals and Other Charges	13.0	25.2	(12.2)	nm
Less: Common Control	—	(31.7)	31.7	nm
Adjusted EBITDA	$751.3	$773.0	$(21.7)	(2.8)%
nm – not meaningful
The following table reconciles the leverage ratio as of June 30, 2026, and December 31, 2025:

	Six	Six	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2025	June 30, 2026	June 30, 2026	December 31, 2025

Net Income	$412.0	$496.1	$908.1	$937.9
Add: Depreciation	88.6	90.2	178.8	172.3
Other Interest Expense	47.5	61.5	109.0	91.6
Income Taxes	147.7	181.4	329.1	325.8
EBITDA	$695.8	$829.2	$1,525.0	$1,527.6
Less: Gain on Sale of Dealerships	—	(90.9)	(90.9)	(52.3)
Add: Disposals and Other Charges	7.3	13.0	20.3	32.5
Less: Common Control	(16.9)	—	(16.9)	(48.6)
Adjusted EBITDA	$686.2	$751.3	$1,437.5	$1,459.2

Total Non-Vehicle Long-Term Debt			$2,496.0	$2,165.5
Leverage Ratio			1.7x	1.5x

14

The following tables present key adjusted financial line items excluding the gain on the sale of dealerships and certain disposals and other charges. Management believes this presentation is useful to investors in evaluating the Company’s operating performance and comparability across periods.

	Three Months Ended June 30, 2026
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealerships	Disposals and Other Charges	Adjusted

Revenue	$8,512.7	$—	$—	$8,512.7
Gross Profit	$1,357.0	$—	$—	$1,357.0
Selling, General, & Administrative Expenses	$974.0	$—	$—	$974.0
EBITDA	$432.3	$(30.5)	$—	$401.8
Income Before Taxes	$353.8	$(30.5)	$—	$323.3
Net Income Attributable to Common Stockholders	$260.4	$(22.7)	$—	$237.7
Earnings Per Share	$3.96	$(0.34)	$—	$3.62

SG&A to Gross Profit	71.8%			71.8%

	Six Months Ended June 30, 2026
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealerships	Disposals and Other Charges	Adjusted

Revenue	$16,376.3	$—	$—	$16,376.3
Gross Profit	$2,656.4	$—	$—	$2,656.4
Selling, General, & Administrative Expenses	$1,939.6	$—	$(13.0)	$1,926.6
EBITDA	$829.2	$(90.9)	$13.0	$751.3
Income Before Taxes	$677.5	$(90.9)	$13.0	$599.6
Net Income Attributable to Common Stockholders	$494.9	$(67.5)	$10.9	$438.3
Earnings Per Share	$7.52	$(1.03)	$0.17	$6.66

SG&A to Gross Profit	73.0%			72.5%

15

Our results include the impact of the gain on the sale of a dealership and certain disposals and other charges, as well as the full quarterly and year-to-date results of Penske Motor Group in all periods, which are required by GAAP for common control transactions. The following tables present key adjusted financial line items excluding these items and present the acquisition of Penske Motor Group as if we acquired it on November 1, 2025, without common control accounting. Management believes this presentation is useful to investors in evaluating the Company’s operating performance and comparability across periods.

	Three Months Ended June 30, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Disposals and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$8,032.5	$—	$—	$8,032.5	$(370.2)	$7,662.3
Gross Profit	$1,352.2	$—	$—	$1,352.2	$(55.6)	$1,296.6
Selling, General, & Administrative Expenses	$943.8	$—	$—	$943.8	$(37.5)	$906.3
EBITDA	$418.2	$—	$—	$418.2	$(17.6)	$400.6
Income Before Taxes	$353.5	$—	$—	$353.5	$(16.6)	$336.9
Net Income Attributable to Common Stockholders	$266.6	$—	$—	$266.6	$(16.6)	$250.0
Earnings Per Share	$4.03	$—	$—	$4.03	$(0.25)	$3.78

SG&A to Gross Profit	69.8%			69.8%		69.9%
New Retail Automotive Units	52,985	—	—	52,985	(5,439)	47,546
Used Retail Automotive Units	56,802	—	—	56,802	(1,803)	54,999

	Six Months Ended June 30, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Disposals and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$15,986.3	$—	$—	$15,986.3	$(719.5)	$15,266.8
Gross Profit	$2,673.6	$—	$—	$2,673.6	$(108.0)	$2,565.6
Selling, General, & Administrative Expenses	$1,895.2	$—	$(25.2)	$1,870.0	$(75.3)	$1,794.7
EBITDA	$831.8	$(52.3)	$25.2	$804.7	$(31.7)	$773.0
Income Before Taxes	$704.0	$(52.3)	$25.2	$676.9	$(30.0)	$646.9
Net Income Attributable to Common Stockholders	$524.3	$(38.9)	$20.9	$506.3	$(30.0)	$476.3
Earnings Per Share	$7.89	$(0.58)	$0.31	$7.62	$(0.45)	$7.17

SG&A to Gross Profit	70.9%			69.9%		70.0%
New Retail Automotive Units	108,509	—	—	108,509	(10,361)	98,148
Used Retail Automotive Units	117,289	—	—	117,289	(3,804)	113,485
# # # # # # #

16